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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): July 30, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

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Item 5.  Other Events.

         On July 30, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Ram A. Banin
    ---------------------
Ram A. Banin
President and Chief Executive Officer
(Acting Chief Financial Officer)

Date: July 30, 1997

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                            INDEX TO EXHIBITS

28.  Press Release, dated July 30, 1997

        TCSI AND IONA TECHNOLOGIES FORM ALLIANCE TO DEVELOP NEXT
             GENERATION TELECOMMUNICATION SOFTWARE SOLUTIONS

          NEW PRODUCT INTEGRATION PROVIDES TCSI CUSTOMERS WITH
                       FULL CORBA 2.0 CAPABILITIES

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For additional information contact:

TCSI Corporation
Investor Inquiries:
  Leigh Salvo - (510) 749-8653
Press Inquiries:
  Susan Trainer - (510) 837-5503

IONA Technologies
  Tom Murphy - (888) orbixPR (672-4977)
  tmurphy@iona.com

ALAMEDA, California - July 30, 1997 - TCSI Corporation (Nasdaq:TCSI), a global provider of software to the telecom industry, today announced it has integrated IONA Technologies' (Nasdaq:IONAY) leading Object Request Broker
(ORB) product, Orbix R, into SolutionCoreTM, TCSI's telecommunications core software product. This new agreement provides TCSI's customers with a robust, scaleable software product that supports key telecom industry standards such as the Telecommunications Management Network (TMN) and the Common Object Request Broker Architecture (CORBA) 2.0 standards. Orbix, an open and easy to use distributed computing architecture, is expected to be fully integrated within SolutionCore and generally available to TCSI customers later this year.

"The relationship with IONA, a leader in the ORB industry, enables TCSI to continue to offer its customers best-of-class solutions that are fully compliant with key industry standards," said Ram Banin, president and chief executive officer of TCSI. "Alliances such as this one will continue to be strategic to TCSI and its customers as we continue to enhance SolutionCore and develop related, components-based software applications."

As part of this new relationship, TCSI has also entered into IONA
Technologies' OrbixWiseTM partnership program, which enables TCSI to resell Orbix, as well as use it in TCSI product development.

Orbix is a full and complete implementation of the Object Management Group's (OMG's) CORBA standard. With Orbix, programmers can develop distributed applications using object-oriented, client-server technology, and compose new applications from existing components and subsystems.
Orbix 2.2 provides enhanced performance, complete CORBA 2 and IIOP conformance including ActiveX and OLE, Java, IIOP, and MVS. Orbix 2.1 also supports DSI, IIOP, Filters, a naming service, a Windows GUI Toolset, and multi-threading.

"Our work with industry leaders such as TCSI further underlines the growing acceptance of CORBA and Orbix into key vertical industries," said Colin Newman, executive vice president of marketing at IONA Technologies. "The broad acceptance of Orbix demonstrates its tremendous value to customers building distributed object-oriented applications on an enterprise scale."

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About IONA Technologies
IONA Technologies, was founded in 1991 with the mission to enable businesses to integrate multiple, diverse software applications spanning the entire distributed enterprise. IONA's leading product, Orbix, allows organizations to build software components (or objects) with open standard interfaces so that they can communicate with any other software conforming to the same standard. Orbix, which is used by over 2,000 businesses worldwide, conforms to the Object Management Group's CORBA specification. Earlier this year, IONA's Orbix won the prestigious Network Computing magazine Well-Connected Award as "Best Orb Middleware" and the company was chosen for an "Editors' Choice" award from Software magazine's Software 500 listing.

Internet: http://www.iona.com - Information: press@iona.com

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI offers SolutionServices, a full range of services including consulting, customized development, deployment, maintenance, and training. SolutionCore, TCSI's industry-leading application environment, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's SolutionSuites are integrated packages of application components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks include: the timing of significant customer orders, the relative proportion of services and software licensing fees, and capital spending patterns of the Company's customers. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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